Supplemental Operating & Financial Data

For the Quarter Ended March 31, 2019

WHITESTONE REIT

Creating Communities in Our Properties™

NOW OPEN

PEI WEI

smashburger

Frost

HOUSTON | AUSTIN | DALLAS | SAN ANTONIO | PHOENIX

WSR LISTED NYSE

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a self-managed fully integrated real estate investment trust that primarily
Common Shares	owns, manages and redevelops high quality retail properties which we refer to as Community Centered
Properties®. As of March 31, 2019, we wholly owned 51 Community Centered Properties® with
51 Community Centers	approximately 4.8 million square feet of gross leasable area, located in six of the top markets in the United States in
4.8 Million Sq. Ft. of gross	terms of population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix and San Antonio.
leasable area	Headquarted in Houston, Texas, we were founded in 1998. We also owned an 81.4% interest in 11 properties with
1,344 tenants	approximately 1.3 million square feet of gross leasable area through our equity investment in Pillarstone
Capital REIT Operating Partnership LP (“Pillarstone OP”).

6 Top Growth Markets	We focus on value creation in our properties, as we market, lease and manage our properties. We invest in
Austin	properties that are or can become Community Centered Properties® from which our tenants deliver needed services
Chicago	to the surrounding community. We focus on properties with smaller rental spaces that present opportunities for
Dallas-Fort Worth	attractive returns.
Houston
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
San Antonio	respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional
Fiscal Year End	commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
12/31	management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Common Shares: 39.8 Million	medical, educational and financial services and entertainment. These tenants tend to occupy smaller spaces (less
Operating Partnership Units:	than 3,000 square feet) and, as of March 31, 2019, provided a 46% premium rental rate compared to our larger
0.9 Million	space tenants. The largest of our 1,344 tenants at our wholly owned properties comprised only 2.9% of our annualized base rental revenues for the three months ended March 31, 2019.
Distribution (per share / unit):
Quarter: $ 0.2850	Investor Relations:
Annualized: $ 1.1400	Whitestone REIT			ICR Inc.
Dividend Yield: 8.9%**	Kevin Reed, Director of Investor Relations			Brad Cohen
	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Nandita V. Berry	website: www.whitestonereit.com
Donald F. Keating
Najeeb A. Khan	Analyst Coverage:
Paul T. Lambert	B. Riley FBR	Boenning & Scattergood	JMP Securities	Ladenburg Thalmann
Jack L. Mahaffey	Craig Kucera	Merrill Ross	Mitch Germain	John J. Massocca
James C. Mastandrea	540.277.3366	610.862.5328	212.906.3546	212.409.2543
David F. Taylor	ckucera@brileyfbr.com	mross@boenninginc.com	mgermain@jmpsecurities.com	jmassocca@ladenburg.com
Trustee Emeritus:
Daniel G. DeVos	Maxim Group	SunTrust Robinson Humphrey
	Michael Diana	Ki Bin Kim, CFA
* As of April 30, 2019	212.895.3641	212.303.4124
** Based on common share price	mdiana@maximgrp.com	kibin.kim@suntrust.com
of $12.83 as of close of market on
April 30, 2019.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

Whitestone REIT Reports First Quarter 2019 Results
-Upsized Credit Facility to $515 Million-
-Successful Inaugural Private Placement of $100 Million of Senior Unsecured Notes-
-Reaffirms 2019 Full Year Guidance-

HOUSTON, May 1, 2019 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the first quarter ended March 31, 2019. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-Commerce Resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provides daily necessities, needed services and entertainment to the communities in which they are located.

Highlights*
*All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.
First Quarter 2019 Compared to First Quarter 2018:

•	Net Income attributable to Whitestone REIT was $2.8 million, or $0.07 per share, compared to $3.2 million, or $0.08 per share

•	Annualized Base Rent (“ABR”) per Leased Squared Foot Grows 5.8% to $19.58

•	2.4% same store NOI growth

•	Funds from Operations (“FFO”) reach $9.9 million or $0.24 per share versus $10.1 million or $0.24 per share

•	8.4% increase in rental rates on new and renewal leases on a GAAP basis (trailing twelve months)

Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT commented, “Our team has delivered a positive start to 2019 producing growth in most of our key financial metrics. Our e-commerce resistant model generated a strong increase in same store NOI as we worked to reinvigorate occupancy growth. We also strengthened our capital structure and financial flexibility with the successful closing and upsizing of our credit facility to $515,000,000 and the placement of our first private bond issuance of $100,000,000.  While our cycle-tested experience and business model, focusing on high growth markets, may hit some road bumps from time to time, it provides stability and predictability to achieve our long-term goals. We have confidence that our high quality properties in strong growth markets, management team, and business model will continue to produce improving financial results as we move forward to create additional value for all Whitestone shareholders.”

Financial Results
Reconciliations of Net Income to FFO and FFO Core are included herein.
Net Income attributable to Whitestone REIT was $2.8 million, or $0.07 per share, for the first quarter of 2019, compared to $3.2 million, or $0.08 per share, for the same period in 2018. FFO was $9.9 million, or $0.24 per share, for the first quarter of 2019, compared to $10.1 million, or $0.24 per share, for the same period in 2018. FFO Core was $11.8 million, or $0.28 per share, in the first quarter of 2019, compared to $12.7 million, or $0.31 per share, in the same period of 2018.

Operating Results
For the period ending March 31, 2019, the Company’s operating highlights were as follows:

Q1-2019
Occupancy:
Wholly Owned Properties	90.1%
Same Store Property Net Operating Income Growth	2.4%
Rental Rate Growth - Total (Comparable Leases, GAAP Basis):	7.2%
New Leases	9.3%
Renewal Leases	7.0%

Leasing Transactions:
Number of New Leases	27
New Leases - Total Term Revenue (millions)	$3.5
Number of Renewal Leases	54
Renewal Leases - Total Term Revenue (millions)	$12.3

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of March 31, 2019, Whitestone wholly owned 51 Community Centered PropertiesTM with 4.8 million square feet of gross leasable area (“GLA”). The portfolio is comprised of 29 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s Retail Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (7), Houston (15) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. 2017 estimates showed the projected 5-year population growth rates for both Austin and Dallas-Fort Worth to be 9.7%, San Antonio to be 8.6%, Houston to be 8.0%, and Phoenix to be 6.6% (1). The Company’s retail properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns an equity interest in and manages 11 properties containing 1.3 million square feet of GLA through its investment in Pillarstone OP.

At the end of the first quarter, the Company’s diversified tenant base was comprised of approximately 1,344 tenants, with the largest tenant accounting for only 2.9% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. The Company’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:
During the first quarter of 2019, the leasing team signed 81 leases totaling 199,643 square feet in new, expansion and renewal leases, compared to 93 leases totaling 230,983 square feet in the first quarter of 2018. The total lease value was $15.8 million compared to $24.5 million during the same period last year.

The Company’s total operating portfolio occupancy stood at 90.1% at quarter end compared to 90.9% at the end the first quarter 2018.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company’s acquisition and disposition activity during the year and selective development and redevelopment, undepreciated real estate assets increased $2.9 million to $1.055 billion at March 31, 2019 compared to $1.052 billion at March 31, 2018.

Liquidity, Debt and Credit Facility:

On January 31, 2019, the Company closed through its operating partnership, Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”), a new unsecured credit facility (the “2019 Facility”). The 2019 Facility increased the credit facility to $515 million from $500 million, improved the capitalization rate for the majority of its properties from 7.5% to 7% and reduced overall pricing at the current corporate leverage level by 28 basis points. The 2019 Facility is comprised of the following three tranches:

•	$250.0 million unsecured revolving credit facility with a maturity date of January 1, 2023;

•	$165.0 million unsecured term loan with a maturity date of January 31, 2024; and

•	$100.0 million unsecured term loan with a maturity date of October 30, 2022.

On March 22, 2019, the Company and its Operating Partnership, entered into a Note Purchase and Guarantee Agreement together with certain subsidiary guarantors and The Prudential Insurance Company of America providing for the issuance and sale of $100 million of senior unsecured notes of the Operating Partnership, of which (i) $50 million are designated as 5.09% Series A Senior Notes due March 22, 2029 and (ii) $50 million are designated as 5.17% Series B Senior Notes due March 22, 2029.

At March 31, 2019, 49 of the Company’s wholly-owned 57 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $759.2 million. At March 31, 2019, the Company had total real estate debt of $623.3 million, of which approximately 86% was subject to fixed interest rates. The Company’s weighted average interest rate on all fixed rate debt as of the end of the first quarter was 4.08% and the weighted average remaining term was 6.0 years.

(1) Source: Claritas, as of April 2017.

At quarter end, Whitestone had $4.6 million of cash available on its balance sheet and $164.0 million of available capacity under its credit facility.

Dividend

On March 25, 2019, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2019, to be paid in three equal installments of $0.095 in April, May and June of 2019.

2019 Guidance

The Company reaffirms its previously released guidance for 2019 and expects Net income attributable to Whitestone REIT (per share) to be in the range of $0.21 - $0.25; FFO (per share) as defined by NAREIT to be in the range of $0.90 - $0.94; FFO Core as defined by the Company to be in the range of $1.06 - $1.10; and Same Store NOI growth to be in the range of 0.5% - 2%.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, May 2, 2019 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants:         (866) 548-4713
Dial-in number for international participants:     (323) 794-2093

The conference call will be recorded and a telephone replay will be available through Thursday, May 16, 2019. Replay access information is as follows:

Replay number for domestic participants:        (844) 512-2921
Replay number for international participants:    (412) 317-6671
Passcode (for all participants):            2847697

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The first quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone’s results of operations, communities and tenants are available on the Company’s website at www.whitestonereit.com.

Financial Statement Presentation Change

On January 1, 2019, the Company adopted the accounting framework for leases, ASU No. 2016-02, Leases (“Topic 842”). The following is a summary of the presentation changes within the 2019 Consolidated Statement of Operations required by the modified retrospective adoption of the new standard:

•	All income related to tenant leases is reflected in a single “Rental” line item.

•
The impact of bad debt is now a component of the single Rental income line item and is no longer a component of Operating and Maintenance expenses. This change is reflected in 2019 reporting periods but has not been made to 2018 historical results.

•
Real estate taxes paid by certain major tenants directly to the taxing authority are no longer reflected in Rental Income and Real estate tax expense. This change is reflected in 2019 reporting periods but has not been made to 2018 historical results.

Supplemental footnote support has been provided herein for comparability purposes. The Company’s Net income, Net operating income and Operating FFO were not impacted by these presentation changes.

About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “e-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provides daily necessities, needed services and entertainment to the communities in which they are located. Whitestone’s properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. Whitestone’s forward-thinking business model has produced industry leading compound annual growth rates in excess of 15% in revenues, property net operating income, funds from operations and net income since its IPO in 2010. For additional information, visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the Company’s ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company’s efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, the success of the Company’s real estate strategies and investment objectives; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; risks relating to the restatement of our consolidated financial statements for the first three quarterly periods of 2018 and related legal proceedings; and other factors detailed in the Company’s most recent Annual Report on Form 10-K, and other documents the Company files with the Securities and Exchange Commission from time to time.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company’s operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held be the entity. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company’s performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company’s FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain non-cash and non-comparable items that affect the Company’s period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company’s FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company’s property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company’s overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to that of other REITs.

Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes), adjustments for unconsolidated real estate partnership and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company’s operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company’s overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company’s EBITDA may not be comparable to other REITs.

Whitestone REIT Contacts:
Investors Contact:

Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,054,889	$1,052,238
Accumulated depreciation	(119,288)	(113,300)
Total real estate assets	935,601	938,938
Investment in real estate partnership	26,138	26,236
Cash and cash equivalents	4,580	13,658
Restricted cash	100	128
Escrows and acquisition deposits	6,386	8,211
Accrued rents and accounts receivable, net of allowance for doubtful accounts	22,746	21,642
Receivable due from related party	965	394
Financed receivable due from related party	5,661	5,661
Unamortized lease commissions and loan costs	9,228	6,698
Prepaid expenses and other assets(1)	7,250	7,306
Total assets	$1,018,655	$1,028,872
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$622,918	$618,205
Accounts payable and accrued expenses(2)	29,650	33,729
Payable due to related party	204	58
Tenants' security deposits	6,213	6,130
Dividends and distributions payable	11,617	11,600
Total liabilities	670,602	669,722
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 39,828,745 and 39,778,029 issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	40	39
Additional paid-in capital	528,815	527,662
Accumulated deficit	(189,938)	(181,361)
Accumulated other comprehensive gain	726	4,116
Total Whitestone REIT shareholders' equity	339,643	350,456
Noncontrolling interest in subsidiary	8,410	8,694
Total equity	348,053	359,150
Total liabilities and equity	$1,018,655	$1,028,872

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

March 31, 2019	December 31, 2018
(unaudited)

(1) Operating lease right of use assets (net) (related to adoption of Topic 842)	$914	N/A

(2) Operating lease liabilities (related to adoption of Topic 842)	$916	N/A

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2019	2018
Revenues
Rental(1)	$29,033	$29,299
Management, transaction, and other fees	661	486
Total revenues	29,694	29,785

Property expenses
Depreciation and amortization	6,464	6,274
Operating and maintenance	4,428	4,856
Real estate taxes	4,045	3,976
General and administrative(2)	6,002	6,327
Total operating expenses	20,939	21,433

Other expenses (income)
Interest expense	6,533	5,973
Gain on sale of properties	—	(249)
Loss on sale or disposal of assets	2	180
Interest, dividend and other investment income	(245)	(257)
Total other expense	6,290	5,647

Income from operations before equity investments in real estate partnerships and income tax	2,465	2,705

Equity in earnings of real estate partnership	492	674
Provision for income tax	(118)	(110)

Net income	2,839	3,269

Less: Net income attributable to noncontrolling interests	65	88

Net income attributable to Whitestone REIT	$2,774	$3,181

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.07	$0.08
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.07	$0.08

Weighted average number of common shares outstanding:
Basic	39,649	39,066
Diluted	40,626	40,088

Consolidated Statements of Comprehensive Income

Net income	$2,839	$3,269

Other comprehensive gain

Unrealized gain (loss) on cash flow hedging activities	(3,470)	2,645
Unrealized gain on available-for-sale marketable securities	—	18

Comprehensive income (loss)	(631)	5,932

Less: Net income attributable to noncontrolling interests	65	88
Less: Comprehensive gain (loss) attributable to noncontrolling interests	(80)	71

Comprehensive income (loss) attributable to Whitestone REIT	$(616)	$5,773

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)
(in thousands)

Three Months Ended March 31,
2019	2018

(1) Rental
Rental revenues	$21,751	$21,672
Recoveries	7,554	7,627
Bad debt	(272)	N/A
Total rental	$29,033	$29,299

(2) Bad debt (prior to adoption of Topic 842)	N/A	$446

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities:
Net income	$2,839	$3,269
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,464	6,274
Amortization of deferred loan costs	237	302
Loss on sale of marketable securities	—	20
Loss (gain) on sale or disposal of assets and properties	2	(69)
Bad debt expense	272	446
Share-based compensation	1,883	1,845
Equity in earnings of real estate partnership	(492)	(674)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	1,825	2,359
Accrued rents and accounts receivable	(1,376)	(1,115)
Receivable due from related party	(571)	110
Distributions from real estate partnership	301	505
Unamortized lease commissions and loan costs	775	(403)
Prepaid expenses and other assets	(2,245)	437
Accounts payable and accrued expenses	(4,078)	(7,297)
Payable due to related party	146	(980)
Tenants' security deposits	83	72
Net cash provided by operating activities	6,065	5,101
Cash flows from investing activities:
Additions to real estate	(2,455)	(4,043)
Proceeds from sales of properties	—	4,433
Proceeds from sales of marketable securities	—	30
Net cash provided by (used in) investing activities	(2,455)	420
Cash flows from financing activities:
Distributions paid to common shareholders	(11,301)	(11,145)
Distributions paid to OP unit holders	(264)	(309)
Payments of exchange offer costs	(6)	—
Proceeds from bonds payable	100,000	—
Net proceeds from (payments to) credit facility	(90,200)	9,000
Repayments of notes payable	(6,202)	(578)
Payments of loan origination costs	(3,981)	—
Repurchase of common shares	(762)	(466)
Net cash used in financing activities	(12,716)	(3,498)

Net increase (decrease) in cash, cash equivalents and restricted cash	(9,106)	2,023
Cash, cash equivalents and restricted cash at beginning of period	13,786	5,210
Cash, cash equivalents and restricted cash at end of period	$4,680	$7,233

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2019	2018
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,268	$5,806
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$89	$—
Financed insurance premiums	$1,238	$1,273
Value of shares issued under dividend reinvestment plan	$34	$33
Value of common shares exchanged for OP units	$5	$4
Change in fair value of available-for-sale securities	$—	$18
Change in fair value of cash flow hedge	$(3,470)	$2,645

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
FFO (NAREIT) AND FFO CORE	2019	2018
Net income attributable to Whitestone REIT	$2,774	$3,181
Adjustments to reconcile to FFO:
Depreciation and amortization of real estate	6,395	6,207
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	621	695
(Gain) loss on sale or disposal of assets and properties	2	(69)
Gain on sale or disposal of properties or assets of real estate partnership (pro rata)	3	—
Net income attributable to noncontrolling interests	65	88
FFO (NAREIT)	9,860	10,102
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,951	1,908
Proxy contest professional fees	—	680
FFO Core	$11,811	$12,690

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$9,860	$10,102
Distributions paid on unvested restricted common shares	(41)	(41)
FFO excluding amounts attributable to unvested restricted common shares	$9,819	$10,061
FFO Core excluding amounts attributable to unvested restricted common shares	$11,770	$12,649
Denominator:
Weighted average number of total common shares - basic	39,649	39,066
Weighted average number of total noncontrolling OP units - basic	928	1,083
Weighted average number of total common shares and noncontrolling OP units - basic	40,577	40,149

Effect of dilutive securities:
Unvested restricted shares	977	1,022
Weighted average number of total common shares and noncontrolling OP units - diluted	41,554	41,171

FFO per common share and OP unit - basic	$0.24	$0.25
FFO per common share and OP unit - diluted	$0.24	$0.24

FFO Core per common share and OP unit - basic	$0.29	$0.32
FFO Core per common share and OP unit - diluted	$0.28	$0.31

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended
	March 31,
PROPERTY NET OPERATING INCOME	2019	2018
Net income attributable to Whitestone REIT	$2,774	$3,181
General and administrative expenses	6,002	6,327
Depreciation and amortization	6,464	6,274
Equity in earnings of real estate partnership	(492)	(674)
Interest expense	6,533	5,973
Interest, dividend and other investment income	(245)	(257)
Provision for income taxes	118	110
Gain on sale of properties	—	(249)
Management fee, net of related expenses	(8)	(53)
Loss on disposal of assets	2	180
NOI of real estate partnership (pro rata)	1,759	2,032
Net income attributable to noncontrolling interests	65	88
NOI	$22,972	$22,932

	Three Months Ended
	March 31,
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION	2019	2018

Net income attributable to Whitestone REIT	$2,774	$3,181
Depreciation and amortization	6,464	6,274
Equity in earnings of real estate partnership	(492)	(674)
Interest expense	6,533	5,973
Provision for income taxes	118	110
Gain on sale of properties	—	(249)
Loss on disposal of assets	2	180
Management fee, net of related expenses	(8)	(53)
EBITDA adjustments for real estate partnership	1,671	1,956
Net income attributable to noncontrolling interests	65	88
EBITDA	$17,127	$16,786

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended
	March 31,		Increase	% Increase
	2019	2018	(Decrease)	(Decrease)
Same Store(1) (49 properties excluding development land)
Property revenues
Rental	$29,033	$29,010	$23	—%
Management, transaction and other fees	428	229	199	87%
Total property revenues	29,461	29,239	222	1%

Property expenses
Property operation and maintenance	4,178	4,565	(387)	(8)%
Real estate taxes	4,045	3,939	106	3%
Total property expenses	8,223	8,504	(281)	(3)%

Total same store net operating income	21,238	20,735	503	2%

Non-Same Store(2) (4 Properties excluding development land)
Property revenues
Lease revenues	—	289	(289)	Not meaningful
Management, transaction and other fees	—	2	(2)	Not meaningful
Total property revenues	—	291	(291)	Not meaningful

Property expenses
Property operation and maintenance	25	89	(64)	Not meaningful
Real estate taxes	—	37	(37)	Not meaningful
Total property expenses	25	126	(101)	Not meaningful

Total Non-Same Store net operating income	(25)	165	(190)	Not meaningful

Pro rata share of real estate partnership	1,759	2,032	(273)	(13)%

Total property net operating income	22,972	22,932	40	—%

Less total other expenses, excluding pro rata share of real estate partnership net operating income, provision for income taxes, gain on sale of properties and gain (loss) on disposal of assets	20,133	19,663	470	2%

Net income	$2,839	$3,269	$(430)	(13)%

(1)
We define “Same Stores” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended March 31, 2019 to the three months ended March 31, 2018, Same Stores include properties owned before January 1, 2018 and not sold before March 31, 2019.

(2)
We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended March 31, 2019 to the three months ended March 31, 2018, Non-Same Stores include properties acquired between January 1, 2018 and March 31, 2019 and properties sold between January 1, 2018 and March 31, 2019, but not included in discontinued operations.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended
	March 31,
	2019	2018
Other Financial Information:(1)

Tenant improvements (2)	$562	$832
Leasing commissions (2)	$458	$468
Maintenance capital	$969	$1,037
Scheduled debt principal payments	$521	$589
Straight line rent income	$538	$434
Market rent amortization income from acquired leases	$261	$246
Non-cash share-based compensation expense	$1,951	$1,908
Non-real estate depreciation and amortization	$69	$67
Amortization of loan fees	$257	$322
Acquisition costs	$—	$—
Undepreciated value of unencumbered properties	$778,762	$753,683
Number of unencumbered properties	49	48
Full time employees	97	101

(1)	Includes pro-rata share attributable to real estate partnership.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of March 31, 2019
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	97.7%	39,829
Operating partnership units outstanding	2.3%	928
Total	100.0%	40,757

Market price of common shares as of
March 29, 2019		$12.02

Total equity capitalization		489,899	44%

Debt Capitalization:
Outstanding debt		$624,290
Less: Cash and cash equivalents		(4,580)
Total debt capitalization		619,710	56%

Total Market Capitalization as of
March 31, 2019		$1,109,609	100%

SELECTED RATIOS:

	Three Months Ended
	March 31,
INTEREST COVERAGE RATIO	2019	2018
EBITDA/Interest Expense
EBITDA	$17,127	$16,786

Interest expense	6,533	5,973
Pro rata share of interest expense from real estate partnership	424	543
Less: amortization of loan fees	(257)	(322)
Interest expense, excluding amortization of loan fees	6,700	6,194

Ratio of EBITDA to interest expense	2.6	2.7

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	March 31,
	2019	2018
Debt/Undepreciated Book Value
Outstanding debt	$624,290	$621,419
Less: Cash	(4,580)	(6,976)
Add: Proportional share of net debt of real estate partnership	33,705	39,812
Outstanding debt after cash	$653,415	$654,255

Undepreciated real estate assets	$1,054,889	$1,051,984
Add: Proportional share of real estate from unconsolidated partnership	63,876	68,723
Undepreciated real estate assets	$1,118,765	$1,120,707
Ratio of debt to real estate assets	58%	58%

	Three Months Ended
	March 31,
	2019	2018
Debt/EBITDA Ratio
Outstanding debt	$624,290	$621,419
Less: Cash	(4,580)	(6,976)
Add: Proportional share of net debt of unconsolidated real estate partnership	33,705	39,812
Total Net Debt	$653,415	$654,255

EBITDA	$17,127	$16,786
Share based compensation	1,951	1,908
Proxy contest costs	—	680
EBITDA, adjusted	$19,078	$19,374

Pro forma annualized EBITDA, adjusted (1)	$76,312	$77,496

Ratio of debt to pro forma EBITDA, adjusted	8.6	8.4

(1)	Pro forma annualized EBITDA, adjusted represents pro forma quarterly EBITDA, adjusted multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	March 31, 2019	December 31, 2018
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2020 (1)	$9,440	$9,500
$50.0 million, 1.75% plus 1.35% to 1.90% Note, due October 30, 2020 (2)	—	50,000
$50.0 million, 1.50% plus 1.35% to 1.90% Note, due January 29, 2021 (3)	—	50,000
$100.0 million, 3.33% Note, due October 30, 2022 (4)	100,000	100,000
$165.0 million, 2.24% plus 1.35% to 1.90% Note, due January 31, 2024 (5)	165,000	—
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$6.5 million 3.80% Note, due January 1, 2019	—	5,657
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	18,900	18,996
$14.0 million 4.34% Note, due September 11, 2024	13,658	13,718
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$15.1 million 4.99% Note, due January 6, 2024	14,583	14,643
$2.6 million 5.46% Note, due October 1, 2023	2,419	2,430
$50.0 million, 5.09% Note, due March 22, 2029	50,000	—
$50.0 million, 5.17% Note, due March 22, 2029	50,000	—
$1.2 million 4.35% Note, due November 28, 2019	990	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.90%, due January 1, 2023(6)	86,000	241,200
Total notes payable principal	624,290	619,444
Less deferred financing costs, net of accumulated amortization	(1,372)	(1,239)
Total notes payable	$622,918	$618,205

(1)
Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term through September 24, 2018 and 4.85% beginning September 24, 2018 through September 24, 2020.

(2)	Promissory note includes an interest rate swap that fixed the LIBOR portion at 0.84% through February 3, 2017 and 1.75% beginning February 3, 2017 through October 30, 2020.

(3)	Promissory note includes an interest rate swap that fixed the LIBOR portion at 1.50%.

(4)
Promissory note includes an interest rate swap that fixed the interest rate at 1.73% for the duration of the term through January 31, 2019 and 3.33% beginning January 31, 2019 through October 30, 2022.

(5)	Promissory note includes an interest rate swap that fixed the LIBOR portion of the interest rate at an average rate of 2.24% for the duration of the term through January 31, 2024.

(6)	Unsecured line of credit includes certain Pillarstone Properties as of December 31, 2018.

SCHEDULE OF DEBT MATURITIES AS OF MARCH 31, 2019
(in thousands)

Year	Amount Due

2019	$2,044
2020	10,801
2021	1,611
2022	101,683
2023	113,863
Thereafter	394,288
Total	$624,290

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	March 31,	March 31,	December 31,	September 30,	June 30,
Community Centered Properties®	2019	2019	2018	2018	2018
Whitestone	4,841,660	90%	90%	92%	91%

Unconsolidated real estate partnership	1,307,930	79%	80%	80%	77%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name(1)	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (2)	Initial Lease Date	Year Expiring

Safeway Stores Incorporated (3)	Austin, Houston and Phoenix	$2,447	2.9%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2020, 2020, 2021, 2022, 2024 and 2034
Whole Foods Market	Houston	2,042	2.4%	9/3/2014	2035
Frost Bank	Houston	1,872	2.2%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,188	1.4%	10/1/2015	2026
Walgreens & Co. (4)	Houston and Phoenix	946	1.1%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2022, 2027, 2049 and 2056
Verizon Wireless (5)	Houston and Phoenix	883	1.1%	8/16/1994, 2/1/2004, 5/10/2004, 1/27/2006 and 5/1/2014	2019, 2019, 2022, 2023 and 2024
Bashas’ Inc. (6)	Phoenix	823	1.0%	10/9/2004 and 4/1/2009	2024 and 2029
Alamo Drafthouse Cinema	Austin	690	0.8%	2/1/2012	2027
Dollar Tree (7)	Houston and Phoenix	604	0.7%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, and 5/21/2013	2020, 2021, 2023, 2025 and 2027
Wells Fargo & Company (8)	Phoenix	553	0.7%	10/24/1996 and 4/16/1999	2022 and 2023
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ruth’s Chris Steak House Inc.	Phoenix	466	0.6%	1/1/1991	2030
Regus Corporation	Houston	434	0.5%	5/23/2014	2025
Paul’s Ace Hardware	Phoenix	427	0.5%	3/1/2008	2023
Original Ninfas LP	Houston	395	0.5%	8/29/2018	2029
		$14,253	17.0%

(1)	Excludes Pillarstone OP owned properties.

(2)	Annualized Base Rental Revenues represents the monthly base rent as of March 31, 2019 for each applicable tenant multiplied by 12.

(3)
As of March 31, 2019, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $997,000, which represents approximately 1.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $318,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2020, was $425,000, which represents approximately 0.5% of our total annualized base rental revenue.

(4)
As of March 31, 2019, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.4% of our total annualized rental revenue.

(5)
As of March 31, 2019, we had five leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2019, was $21,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2023, was $132,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2019, was $43,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $681,000, which represents approximately 0.8% of our total annualized rental revenue. The annualized rental revenue for the lease that commenced on May 10, 2004, and is scheduled to expire in 2022, was $6,000, which represents less than 0.1% of our total annualized base rental revenue.

(6)
As of March 31, 2019, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents approximately 0.8% of our total annualized base rental revenue.

(7)
As of March 31, 2019, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2025, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2021, was $145,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.2% of our total annualized base rental revenue.

(8)
As of March 31, 2019, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $131,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2023, was $421,000, which represents approximately 0.5% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended
	March 31,
	2019	2018
RENEWALS
Number of Leases	54	59
Total Square Feet (1)	145,924	145,989
Average Square Feet	2,702	2,474
Total Lease Value	$12,314,000	$15,374,000
NEW LEASES
Number of Leases	27	34
Total Square Feet (1)	53,719	84,994
Average Square Feet	1,990	2,500
Total Lease Value	$3,512,000	$9,168,000
TOTAL LEASES
Number of Leases	81	93
Total Square Feet (1)	199,643	230,983
Average Square Feet	2,465	2,484
Total Lease Value	$15,826,000	$24,542,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
1st Quarter 2019	63	$13,356,942	159,291	3.9	$249,511	$1.57	$19.74	$19.95	$(32,649)	(1.0)%	$217,369	7.2%
4th Quarter 2018	61	15,206,873	121,337	4.3	627,521	5.17	24.51	25.10	(70,929)	(2.4)%	136,272	4.5%
3rd Quarter 2018	48	12,293,596	106,582	4.8	730,548	6.85	22.48	21.86	66,514	2.8%	337,129	15.5%
2nd Quarter 2018	44	6,742,884	101,947	3.5	160,900	1.58	16.18	15.86	32,477	2.0%	130,890	8.3%
Total - 12 months	216	$47,600,295	489,157	4.1	$1,768,480	$3.62	$20.78	$20.79	$(4,587)	—%	$821,660	8.4%

Comparable New Leases:
1st Quarter 2019	10	$1,075,361	18,798	2.7	$69,722	$3.71	$16.48	$16.24	$4,567	1.5%	$25,723	9.3%
4th Quarter 2018	14	2,925,718	26,354	4.5	297,589	11.29	23.06	23.11	(221)	(0.2)%	40,334	6.9%
3rd Quarter 2018	12	2,915,358	21,239	5.1	218,481	10.29	24.81	29.56	(100,996)	(16.1)%	1,686	0.3%
2nd Quarter 2018	9	2,276,805	19,045	5.3	80,156	4.21	18.95	18.15	15,162	4.4%	40,356	12.2%
Total - 12 months	45	$9,193,242	85,436	4.4	$665,948	$7.79	$21.13	$22.10	$(81,488)	(4.4)%	$108,099	6.3%

Comparable Renewal Leases:
1st Quarter 2019	53	$12,281,581	140,493	4.1	$179,789	$1.28	$20.18	$20.44	$(37,217)	(1.3)%	$191,646	7.0%
4th Quarter 2018	47	12,281,155	94,983	4.2	329,932	3.47	24.91	25.66	(70,708)	(2.9)%	95,938	4.0%
3rd Quarter 2018	36	9,378,238	85,343	4.7	512,067	6.00	21.91	19.94	167,510	9.9%	335,443	20.3%
2nd Quarter 2018	35	4,466,079	82,902	3.1	80,744	0.97	15.54	15.33	17,315	1.4%	90,534	7.3%
Total - 12 months	171	$38,407,053	403,721	4.0	$1,102,532	$2.73	$20.70	$20.51	$76,900	0.9%	$713,561	8.9%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
1st Quarter 2019	81	$15,825,899	199,643	3.9	$688,431	$3.45	$19.11
4th Quarter 2018	75	17,683,294	146,239	4.4	819,513	5.60	23.89
3rd Quarter 2018	75	23,780,866	170,944	5.2	2,520,155	14.74	22.66
2nd Quarter 2018	65	16,679,049	179,274	4.7	625,455	3.49	16.51
Total - 12 months	296	$73,969,108	696,100	4.6	$4,653,554	$6.69	$20.26

New
1st Quarter 2019	27	$3,511,673	53,719	3.8	$508,249	$9.46	$17.65
4th Quarter 2018	28	5,402,139	51,256	4.8	489,581	9.55	21.99
3rd Quarter 2018	39	14,402,628	85,601	5.7	2,008,088	23.46	23.41
2nd Quarter 2018	30	12,212,970	96,372	6.2	544,711	5.65	17.35
Total - 12 months	124	$35,529,410	286,948	5.3	$3,550,629	$12.37	$20.04

Renewal
1st Quarter 2019	54	$12,314,226	145,924	4.0	$180,182	$1.23	19.64
4th Quarter 2018	47	12,281,155	94,983	4.2	329,932	3.47	24.91
3rd Quarter 2018	36	9,378,238	85,343	4.7	512,067	6.00	21.91
2nd Quarter 2018	35	4,466,079	82,902	3.1	80,744	0.97	15.54
Total - 12 months	172	$38,439,698	409,152	4.0	$1,102,925	$2.70	$20.42

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)	Estimated amount per signed lease. Actual cost of construction may vary.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of March 31, 2019
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2019	301	452,793	9.4%	$9,576	11.4%	$21.15
2020	237	802,312	16.6%	13,263	15.8%	16.53
2021	202	518,918	10.7%	10,148	12.1%	19.56
2022	180	649,895	13.4%	11,764	14.0%	18.10
2023	156	478,345	9.9%	9,775	11.7%	20.44
2024	114	555,523	11.5%	9,672	11.5%	17.41
2025	44	167,796	3.5%	3,746	4.5%	22.32
2026	26	181,004	3.7%	3,628	4.3%	20.04
2027	26	173,391	3.6%	3,467	4.1%	20.00
2028	20	94,951	2.0%	2,288	2.7%	24.10
Total	1,306	4,074,928	84.3%	$77,327	92.1%	$18.98

(1)	Lease expirations table reflects rents in place as of March 31, 2019, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of March 31, 2019 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2019 FINANCIAL GUIDANCE
	Projected Range
	Full Year 2019
	Low	High
Net income attributable to Whitestone REIT	$0.21	$0.25

Adjustments to reconcile net income to FFO(1):
Depreciation expense, amortization, gain on disposal of assets	0.69	0.69
(Gain) loss on sale or disposal of assets or properties	—	—
Net income attributable to redeemable operating partnership	—	—
FFO	$0.90	$0.94

Adjustments to reconcile FFO to FFO Core:
Share based compensation expense	0.16	0.16
FFO Core	$1.06	$1.10

Same Store NOI Growth	0.50%	2.00%
Occupancy	90.0%	92.0%
Average interest rate on all debt	4.3%	4.3%
Weighted average shares and OP units	42,357	42,327

(1) Includes pro-rata share attributable to real estate in unconsolidated partnership.

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses, the consolidation of the Company’s non-wholly owned portfolio of non-retail assets and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

Whitestone REIT and Subsidiaries Property Details As of March 31, 2019

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 3/31/2019	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	86%	$802	$12.84	$12.76
Anthem Marketplace	Phoenix	2000	113,293	96%	1,750	16.09	15.62
Bissonnet Beltway	Houston	1978	29,205	85%	347	13.98	13.65
BLVD Place	Houston	2014	216,944	98%	8,575	40.33	43.26
The Citadel	Phoenix	2013	28,547	93%	479	18.04	15.88
City View Village	San Antonio	2005	17,870	100%	507	28.37	28.82
Davenport Village	Austin	1999	128,934	100%	3,341	25.91	25.76
Desert Canyon	Phoenix	2000	62,533	93%	823	14.15	14.60
Eldorado Plaza	Dallas	2004	221,577	98%	3,204	14.76	15.43
Fountain Hills	Phoenix	2009	111,289	83%	1,563	16.92	17.04
Fountain Square	Phoenix	1986	118,209	88%	1,868	17.96	17.38
Fulton Ranch Towne Center	Phoenix	2005	120,575	86%	1,846	17.80	17.94
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	967	19.57	18.81
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	100%	124	8.49	8.91
Heritage Trace Plaza	Dallas	2006	70,431	93%	1,451	22.15	22.23
Headquarters Village	Dallas	2009	89,134	86%	2,221	28.97	29.53
Keller Place	Dallas	2001	93,541	95%	895	10.07	11.10
Kempwood Plaza	Houston	1974	91,302	95%	1,039	11.98	12.37
La Mirada	Phoenix	1997	147,209	85%	2,643	21.12	22.31
Lion Square	Houston	2014	117,592	90%	1,442	13.63	13.25
The Marketplace at Central	Phoenix	2012	111,130	99%	1,012	9.20	8.86
Market Street at DC Ranch	Phoenix	2003	242,459	92%	4,381	19.64	19.73
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	86%	1,622	15.89	16.18
Paradise Plaza	Phoenix	1983	125,898	92%	1,499	12.94	13.41
Parkside Village North	Austin	2005	27,045	100%	816	30.17	30.46
Parkside Village South	Austin	2012	90,101	100%	2,407	26.71	26.83
Pima Norte	Phoenix	2007	35,110	68%	428	17.93	18.62
Pinnacle of Scottsdale	Phoenix	1991	113,108	100%	2,435	21.53	21.84
Pinnacle Phase II	Phoenix	2017	27,063	100%	668	24.68	26.51
The Promenade at Fulton Ranch	Phoenix	2007	98,792	83%	1,310	15.98	17.34
Providence	Houston	1980	90,327	77%	806	11.59	11.62
Quinlan Crossing	Austin	2012	109,892	95%	2,353	22.54	23.80
Seville	Phoenix	1990	90,042	73%	2,211	33.64	34.37
Shaver	Houston	1978	21,926	94%	294	14.26	14.17
Shops at Pecos Ranch	Phoenix	2009	78,767	80%	1,688	26.79	26.17
Shops at Starwood	Dallas	2006	55,385	92%	1,528	29.99	29.69
The Shops at Williams Trace	Houston	1985	132,991	98%	2,010	15.42	15.98
South Richey	Houston	1980	69,928	97%	729	10.75	11.07
Spoerlein Commons	Chicago	1987	41,455	83%	649	18.86	20.74
Starwood Phase II	Dallas	2016	35,351	78%	969	35.14	38.40
The Strand at Huebner Oaks	San Antonio	2000	73,920	98%	1,596	22.03	22.78
SugarPark Plaza	Houston	1974	95,032	100%	1,186	12.48	16.70
Sunridge	Houston	1979	49,359	79%	424	10.87	10.59
Sunset at Pinnacle Peak	Phoenix	2000	41,530	82%	634	18.62	18.26
Terravita Marketplace	Phoenix	1997	102,733	50%	1,190	23.17	22.34
Town Park	Houston	1978	43,526	97%	958	22.69	21.22
Village Square at Dana Park	Phoenix	2009	323,026	87%	6,226	22.15	21.81
Westchase	Houston	1978	50,332	86%	652	15.06	14.74
Williams Trace Plaza	Houston	1983	129,222	94%	1,854	15.26	15.68
Windsor Park	San Antonio	2012	196,458	97%	1,906	10.00	9.78
Woodlake Plaza	Houston	1974	106,169	71%	1,229	16.30	16.09
Total/Weighted Average - Whitestone Properties			4,841,660	90%	83,557	19.18	19.58

Land Held for Development:
Anthem Marketplace	Phoenix	N/A	—	—	$—	$—	$—
BLVD Phase II-B	Houston	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (4)			—	—	—	—	—

Grand Total/Weighted Average - Whitestone Properties			4,841,660	90%	$83,557	$19.18	$19.58

Properties owned in Unconsolidated Real Estate Partnership (81.4% ownership):
9101 LBJ Freeway	Dallas	1985	125,874	62%	$1,197	$15.34	$15.39
Corporate Park Northwest	Houston	1981	174,359	80%	1,771	12.70	13.26
Corporate Park West	Houston	1999	175,665	77%	1,578	11.67	11.86
Corporate Park Woodland	Houston	2000	99,937	89%	1,024	11.51	11.76
Corporate Park Woodland II	Houston	2000	14,344	100%	238	16.59	16.68
Holly Hall Industrial Park	Houston	1980	90,000	67%	561	9.30	9.70
Holly Knight	Houston	1984	20,015	95%	388	20.41	21.34
Interstate 10 Warehouse	Houston	1980	151,000	80%	677	5.60	5.53
Plaza Park	Houston	1982	105,530	71%	616	8.22	8.18
Uptown Tower	Dallas	1982	253,981	78%	3,815	19.26	20.16
Westgate Service Center	Houston	1984	97,225	100%	738	7.59	8.06
Total/Weighted Average - Unconsolidated Properties			1,307,930	79%	$12,603	$12.20	$12.57

(1)
Calculated as the tenant’s actual March 31, 2019 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of March 31, 2019. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of March 31, 2019 equaled approximately $115,000 for the month ended March 31, 2019.

(2)	Calculated as annualized base rent divided by leased square feet as of March 31, 2019.

(3)
Represents (i) the contractual base rent for leases in place as of March 31, 2019, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of March 31, 2019.

(4)	As of March 31, 2019, these parcels of land were held for development and, therefore, had no gross leasable area.

Creating Communities in Our Properties™
www.whitestonereit.com

AUSTIN Davenport Village • Quinlan Crossing • Parkside Village North • Parkside Village South

DALLAS Eldorado • Heritage Trace Plaza • Shops at Starwood • Headquarters Village • Keller Place

HOUSTON BLVD Place • Williams Trace Plaza • The Shops at Williams Trace • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge Center • Town Park Plaza • Providence Plaza • Sugar Park Plaza • Kempwood Plaza • Lion Square • Woodlake Plaza

PHOENIX Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • La Mirada Center • Scottsdale Seville

SAN ANTONIO City View Village • The Strand at Huebner Oaks • Windsor Park Centre

CHICAGO Spoerlein Commons

WSR
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Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348
Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181
Dallas Division Office: 6959 Lebanon Road, Suite 214, Frisco, TX 75034 | Phone 214.824.7888
Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507
San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037